UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: July 25, 2002

Exact Name of Registrant as Specified in Its Charter	Commission File Number	I.R.S. Employer Identification No.
Hawaiian Electric Industries, Inc.	1-8503	99-0208097

State of Hawaii

(State or other jurisdiction of incorporation)

900 Richards Street, Honolulu, Hawaii 96813

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:             (808) 543-5662

None

(Former name or former address, if changed since last report.)

Item 5.    Other Events

Hawaiian Electric Industries, Inc. (HEI) Board members A. Maurice Myers and Bill D. Mills have each entered into a written stock purchase agreement in accordance with SEC Rule 10b5-1 pursuant to which they will use their quarterly Board of Directors cash retainer to purchase shares of HEI Common Stock through the HEI Dividend Reinvestment and Stock Purchase Plan (DRIP). Purchases according to these agreements will commence in October 2002 and will continue until January 2005, unless sooner terminated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAWAIIAN ELECTRIC INDUSTRIES, INC.
(Registrant)

/s/ ROBERT F. MOUGEOT
Robert F. Mougeot
Financial Vice President, Treasurer and Chief Financial Officer
(Principal Financial Officer of HEI)

Date: July 25, 2002

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